NITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2018

ENTEST GROUP, INC.

(Exact Name of Company as Specified in Charter)

Nevada	333-154989	26-3431263
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4700 Spring Street, Suite 304
La Mesa California, 91942
(Address of Principal Executive Offices, Zip Code)

619-702-1404
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

Entest Group, Inc.  and David R. Koos agreed to satisfy any and all unpaid interest resulting from accrued interest earned on  Notes Payable to Koos by  Entest  from the beginning of time to November 30, 2018 by transferring to Koos 3,000,000 shares  of the Series M Preferred stock of Zander Therapeutics, Inc. owned by the Company

Entest Group, Inc.  and Blackbriar Partners (“BP)  agreed to satisfy any and all unpaid interest resulting from accrued interest earned on  Notes Payable to BP by  Entest  from the beginning of time to November 30, 2018 by transferring to BP 20,000  shares  of the Series M Preferred stock of Zander Therapeutics, Inc. owned by the Company. BP is controlled by David Koos the Company’s sole officer and director.

Entest Group, Inc.  and the Sherman Family Trust (“SFT”)  agreed to satisfy any and all unpaid interest resulting from accrued interest earned on  Notes Payable to SFT by  Entest  from the beginning of time to November 30, 2018 by transferring to SFT 612,500  shares  of the Series M Preferred stock of Zander Therapeutics, Inc. owned by the Company.

Entest Group, Inc.  and  Dunhill Ross Partners (“DR”)  agreed to satisfy any and all unpaid interest resulting from accrued interest earned on  Notes Payable to DR by  Entest  from the beginning of time to November 30, 2018 by transferring to DR 12,500  shares  of the Series M Preferred stock of Zander Therapeutics, Inc. owned by the Company.

Entest Group, Inc.  and the Bio Technology Partners Business Trust (“BPBT”)  agreed to satisfy any and all unpaid interest resulting from accrued interest earned on  Notes Payable to BPBT by  Entest  from the beginning of time to November 30, 2018 by transferring to BPBT 412,500  shares  of the Series M Preferred stock of Zander Therapeutics, Inc. owned by the Company.

Entest Group, Inc.  and the Bio Matrix Scientific Group, Inc. (“BMSN”)  agreed to satisfy any and all unpaid interest resulting from accrued interest earned on  Notes Payable to BMSN by  Entest  from the beginning of time to November 30, 2018 by transferring to BMSN 5,000  shares  of the Series M Preferred stock of Zander Therapeutics, Inc. owned by the Company. David R. Koos serves as Chairman and Chief Executive Officer of the Company and BMSN.

Entest Group, Inc.  and Bostonia Partners (“BSP”)  agreed to satisfy any and all unpaid interest resulting from accrued interest earned on  Notes Payable to BSP by  Entest  from the beginning of time to November 30, 2018 by transferring to BSP 212,500  shares  of the Series M Preferred stock of Zander Therapeutics, Inc. owned by the Company.

Entest Group, Inc.  and Regen Biopharma, Inc.  (“RGBP”)  agreed to satisfy any and all unpaid interest resulting from accrued interest earned on  Notes Payable to RGBP by  Entest  from the beginning of time to November 30, 2018 by transferring to RGBP 250,000  shares  of the Series M Preferred stock of Zander Therapeutics, Inc. owned by the Company.

Entest Group, Inc.  and Regen Biopharma, Inc.  (“RGBP”)  agreed to satisfy any and all rent prepaid by RGBP to   Entest  from the beginning of time to November 30, 2018 by transferring to RGBP 475,000  shares  of the Series M Preferred stock of Zander Therapeutics, Inc. owned by the Company.

David R. Koos serves as Chairman and Chief Executive Officer of the Company, Zander Therapeutiocs, inc., BMSN and RGBP.

Item 1.02 Termination of a Material Definitive Agreement

On November 16, 2018 Entest Group, Inc. (“Entest”) terminated its lease on office space. The property has been assumed by BST Partners which is permitting the Company to utilize the space free of charge on a week to week basis.

BST Partners is controlled by David Koos, the Company’s Chairman and Chief Executive Officer.

On November 16, 2018 Zander Therapeutics Inc. and the Company agreed to terminate Zander’s sublease with the Company effective the rental period commencing November, 2018.

On November 16, 2018 Regen Biopharma Inc. and the Company agreed to terminate Regen’s sublease with the Company effective the rental period commencing November, 2018.

David R. Koos serves as Chairman and Chief Executive Officer of the Company, Zander Therapeutics, Inc. and Regen Biopharma Inc.

Item 8.01 Other Events

On November 15, 2018 David Koos ( the Chairman and CEO of Entest Group, Inc. and Regen BioPharma, Inc.) , Regen BioPharma Inc., Bostonia Partners Inc., Sherman Family Trust, Dunhill Ross Partners Inc. and Bio-Technology Partners Business Trust collectively entered into an agreement to sell an aggregate of 23,733,334 shares of common stock, 667 shares of Series AA preferred stock, 534 shares of Series AAA Preferred Stock and 1,001,533 shares of Non-Voting Convertible Preferred Stock of Entest Group, Inc. to an unaffiliated third party for total gross consideration of $325,000(“Agreement”). Pursuant to the Agreement, the closing of the sale of shares (the “Closing”) shall take place on at such date, time and place as shall be determined by the Parties to the Agreement. The Escrow Agreement referred to in the Agreement requires that David R. Koos shall resign as Director and Officer of Entest Group, Inc. to be replaced by nominees of the purchaser of the securities.

Subsequent to the Closing and resignation of Koos, Entest Group, Inc. shall have undergone a change of control.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the text of the Agreement , which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated in this Item 8.01 by reference.

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Item 9.01 Exhibits.

Exhibit No.	Description of Exhibit
10.1	AGREEMENT.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEST GROUP, INC.

By: /s/ David R. Koos
Davir R. Koos
Chief Executive Officer

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